__________

SHARE PURCHASE AGREEMENT

Among each of:

MIV THERAPEUTICS, INC.; THE SOLE SHAREHOLDER OF SAGAX INC.;

And:

SAGAX INC.

And:

SHIMOCO LLC

And:

DR. DOV SHIMON

And respecting the:

PURCHASE OF SAGAX INC. BY SHIMOCO LLC FROM MIV THERAPEUTICS, INC.

MIV Therapeutics, Inc.
#1 - 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3

__________

SHARE PURCHASE AGREEMENT

                         THIS SHARE PURCHASE AGREEMENT is made and dated for reference effective as of October 5, 2007 (the "Effective Date") as fully executed on this 13th day of November, 2007 (the "Execution Date").

AMONG EACH OF:

MIV THERAPEUTICS, INC.; THE SOLE SHAREHOLDER
OF SAGAX INC.; a limited liability company incorporated under the laws of the State of Nevada, U.S.A., and having an having an address for notice and delivery located at #1 - 8765 Ash Street,
Vancouver, British Columbia, Canada, V6P 6T3

(the "Vendor");

OF THE FIRST PART

AND:

SAGAX INC., a limited liability company incorporated under the laws of the State of Delaware, U.S.A., and having an address for notice and delivery located at #1 - 8765 Ash Street, Vancouver,
British Columbia, Canada, V6P 6T3

(the "Company");

OF THE SECOND PART

AND:

SHIMOCO LLC, having an address for notice and delivery
located at 57a Hapoel Street, Herzliya, Israel, 46600

(the "Purchaser");

OF THE THIRD PART

AND:

DR. DOV SHIMON, having an address for notice and delivery
located at 57a Hapoel Street, Herzliya, Israel, 46600

("Dr. Shimon");

OF THE FOURTH PART

(each of the Vendor, the Company, the Purchaser and Dr. Shimon
being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

                         WHEREAS:

A.                     The Company is a body corporate subsisting under and registered pursuant to the laws of the State of Delaware, U.S.A., and the Company is the sole legal, beneficial and registered owner of all of the presently issued and outstanding common shares and securities in the capital of S.M.T. Research & Development, Ltd. ("SMT"), a body corporate subsisting under and registered pursuant to the laws of Israel;

B.                     The Vendor is the sole legal, beneficial and registered owner of all of the presently issued and outstanding common shares and securities in the capital of the Company (collectively, the "Purchased Shares"); the particulars of the legal, beneficial and registered ownership of such Purchased Shares being set forth in Schedule "A" which is attached hereto and which forms a material part hereof;

C.                     The Company, through SMT in Israel, is principally engaged in the business of developing a neuro-vascular embolic stent filter medical device, called an Anti Embolic Protection Device or "AEPD" (collectively, the "Company's Business");

D.                     Dr. Shimon is a director of each of the Vendor, the Company and SMT, Dr. Shimon founded and has been serving as the Chief Executive Officer of the Company since inception and Dr. Shimon is the owner and manager of the Purchaser; and

E.                     In accordance with certain very recent various discussions, negotiations and understandings as between the Parties hereto they agreed to use their best efforts to initiate, enter into and complete a formal agreement whereby the Vendor would sell all of the Purchased Shares to the Purchaser and, correspondingly, that it is their intentions by the terms and conditions of this agreement (the "Agreement") to hereby replace, in their entirety, all such prior discussions, negotiations and understandings and to clarify their respective duties and obligations with respect to the proposed purchase by the Purchaser from the Vendor of all of the Purchased Shares together with the further development of the Company's Business as a consequence thereof;

                         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1
DEFINITIONS

1.1                  Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)        "affiliate" and "associate" have the meanings ascribed to them under the Securities Act;

(b)        "Agreement" means this "Share Purchase Agreement" as entered into among the Vendor, the Company and the Purchaser herein, together with any amendments thereto and any Schedules and Exhibits as attached thereto;

(c)        "Arbitration Act" means the International Commercial Arbitration Act and related Rules of the Province of British Columbia, R.S.B.C. 1996, as amended from time to time, as set forth in Article "13" hereinbelow;

(d)        "Benefits" has the meaning ascribed to it in section "2.2" hereinbelow;

(e)        "Board of Directors" means, as applicable, the Board of Directors of each of the Vendor and the Company as duly constituted from time to time;

(f)        "Bonus" has the meaning ascribed to it in section "2.4" hereinbelow;

(g)        "business day" means any day during which Canadian Chartered Banks are open for business in the City of Vancouver, Province of British Columbia, Canada;

(h)        "Change in Board and Officers" has the meaning ascribed to it in section "6.3" hereinbelow;

(i)        "Change In Control" has the meaning ascribed to it in section "2.4" hereinbelow;

(j)        "Closing" has the meaning ascribed to it in section "6.1" hereinbelow;

(k)        "Closing Date" has the meaning ascribed to it in section "6.1" hereinbelow;

(l)        "Company" means SagaX Inc., a company incorporated under the laws of the State of Delaware, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(m)        "Company Material Adverse Effect" has the meaning ascribed to it in section "5.5" hereinbelow;

(n)        "Company's Assets" means all assets, contracts, equipment, goodwill, inventory and Intellectual Property of the Company and including, without limitation, all of the property interests, assets, contracts, equipment, goodwill and inventory which are listed and described in Schedules "C" through "G" which are attached hereto and which form a material part hereof;

(o)        "Company's Board" has the meaning ascribed to it in section "2.4" hereinbelow;

(p)        "Company's Business" has the meaning ascribed to it in recital "C." hereinabove;

(q)        "Company's Financial Statements" has the meaning ascribed to it in section "3.1" hereinbelow; a copy of which Company's Financial Statements being set forth in Schedule "B" which is attached hereto and which forms a material part hereof;

(r)        "Company's Indebtedness" has the meaning ascribed to it in section "2.2" hereinbelow;

(s)        "Confidential Information" has the meaning ascribed to it in section "10.1" hereinbelow;

(t)        "Continuing Directors" has the meaning ascribed to it in section "2.4" hereinbelow;

(u)        "Defaulting Party" and "Non-Defaulting Party" have the meanings ascribed to them in section "14.1" hereinbelow;

(v)        "Dr. Shimon" means Dr. Dov Shimon; who is a director of each of the Vendor, the Company and SMT, who is the founder and has been serving as the Chief Executive Officer of the Company since inception and who is the owner and manager of the Purchaser;

(w)        "Effective Date" has the meaning ascribed to it on the front page of this Agreement;

(x)        "Escrow Agent" has the meaning ascribed to it in section "7.1" hereinbelow;

(y)        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and all the Rules and Regulations promulgated under the United States Securities Exchange Act of 1934;

(z)        "Execution Date" means the actual date of the complete execution of this Agreement and any amendment thereto by all Parties hereto as set forth on the front page of this Agreement;

(aa)      "GAAP" has the meaning ascribed to it in section "3.1" hereinbelow,

(ab)      "Indemnification" has the meaning ascribed to it in section "2.7" hereinbelow;

(ac)      "Indemnified Releasee" has the meaning ascribed to it in section "2.7" hereinbelow;

(ad)      "Initial Company Financing" has the meaning ascribed to it in section "2.2" hereinbelow;

(ae)      "Initial Due Diligence" has the meaning ascribed to it in section "5.1" hereinbelow;

(af)      "Intellectual Property" means, with respect to the Company, all right and interest to all existing patents, patents pending, inventions, know-how, any operating or identifying name or registered or unregistered trademarks and tradenames, all computer programs, licensed end-user software, source codes, products and applications (and related documentation and materials) and other works of authorship (including notes, reports, other documents and materials, magnetic, electronic, sound or video recordings and any other work in which copyright or similar right may subsist) and all copyrights (registered or unregistered) therein, industrial designs (registered or unregistered), franchises, licenses, authorities, restrictive covenants or other industrial or intellectual property used in or pertaining to the Company and which are described in Schedule "C" which is attached hereto and which forms a material part hereof;

(ag)      "Liens" the meaning ascribed to it in section "3.1" hereinbelow;

(ah)      "Mutual Release" has the meaning ascribed to it in section "2.7" hereinbelow;

(ai)      "OTCBB" means the NASD Over-the-Counter Bulletin Board, together with its respective successors and permitted assigns as the context so requires;

(aj)      "Outstanding Indebtedness" has the meaning ascribed to it in section "2.5" hereinbelow;

(ak)      "Parties" or "Party" means, respectively, the Vendor, the Company, the Purchaser and Dr. Shimon hereto, as the case may be, together with their respective successors and permitted assigns as the context so requires;

(al)      "person" or "persons" means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(am)      "Purchased Shares" has the meaning ascribed to it in recital "B." hereinabove; the particulars of the registered and beneficial ownership of such Purchased Shares being set forth in Schedule "A" which is attached hereto;

(an)      "Purchase Price" has the meaning ascribed to it in section "2.2" hereinbelow;

(ao)      "Purchaser" means Shimoco LLC, a company incorporated under the laws of the State of Delaware, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(ap)      "Purchaser's Counsel's Opinion" has the meaning ascribed to it in section "5.3" hereinbelow; the form of which being set forth in the Exhibit which is attached hereto and which forms a material part hereof;

(aq)      "Ratification" has the meaning ascribed to it in section "5.1" hereinbelow;

(ar)      "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;

(as) "Regulatory Authority" and "Regulatory Authorities" means, either singularly or collectively as the context so requires, the OTCBB, and/or such other regulatory agencies who have or who may have jurisdiction over the affairs of the Company, the Purchaser and/or the Vendor herein and including, without limitation, and where applicable, all applicable securities commissions and again including, without limitation, the SEC, and all other regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(at)      "Resignation" has the meaning ascribed to it in section "2.6" hereinbelow;

(au)      "Revenues" has the meaning ascribed to it in section "2.2" hereinbelow;

(av)      "Royalty" has the meaning ascribed to it in section "2.2" hereinbelow;

(aw)      "SEC" means the United States Securities and Exchange Commission;

(ax)      "Securities Act" means the United States Securities Act of 1933, as amended, and all the Rules and Regulations promulgated under the United States Securities Act of 1933;

(ay)      "Security for the Company's Indebtedness" has the meaning ascribed to it in section "2.2" hereinbelow;

(az)      "SMT" means S.M.T. Research & Development, Ltd., a company incorporated under the laws of Israel, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(ba)      "Subject Removal Date" has the meaning ascribed to it in section "5.1" hereinbelow;

(bb)      "subsidiary" means any company or Company of which more than fifty percent (50%) of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such company or Company) are for the time being owned by or held for a company and/or any other company in like relation to the company, and includes any company in like relation to the subsidiary;

(bc)      "Termination of the Consulting Arrangement" has the meaning ascribed to it in section "2.6" hereinbelow;

(bd)      "Transfer Documents" has the meaning ascribed to it in section "7.1" hereinbelow;

(be)      "Vendor" means MIV Therapeutics, Inc., a company incorporated under the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action; and

(bf)      "Working Capital" has the meaning ascribed to it in section "2.5" hereinbelow.

1.2                  Schedules and Exhibit. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules and Exhibit which are attached to this Agreement and which form a material part hereof:

Schedule	Description of Schedule
Schedule "A":	Purchased Share, Vendor and Securities;
Schedule "B"	Company's Financial Statements;
Schedule "C":	Company's Intellectual Property;
Schedule "D":	Company's Leases;
Schedule "E":	Company's Contracts of Employment;
Schedule "F":	Company's Material Contracts;
Schedule "G":	Company's List of Bank Accounts etc.; and

Exhibit Form of Purchaser's Counsel's Opinion.

1.3                  Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,:

(a)        the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)        any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)        words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2
PURCHASE AND SALE OF THE PURCHASED SHARES

2.1                  Purchase and sale. Subject to the terms and conditions hereof and based upon the representations, warranties and covenants contained in Articles "3" and "4" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "5" hereinbelow, the Vendor hereby agrees to assign, sell and transfer at the Closing Date all of its respective right, entitlement and interest in and to all of the Purchased Shares to the Purchaser and the Purchaser hereby agrees to purchase all of the Purchased Shares from the Vendor on the terms and subject to the conditions contained in this Agreement.

2.2                  Purchase Price for the Vendor. The total purchase price (the "Purchase Price") for all of the Purchased Shares will be satisfied by way of:

(a)        The repayment of the Company's Indebtedness: the repayment by the Purchaser and the Company to the Vendor of an aggregate of U.S. $4,000,000 in prior loans and associated indebtedness which have been advanced and undertaken by the Vendor in and to the Company and SMT since the Vendor's acquisition of the Company (collectively, the "Company's Indebtedness") in the following manner and at the following times:

(i)        an initial U.S. $1,000,000 of the Company's Indebtedness will be due and payable by the Purchaser and the Company to the order and the direction of the Vendor within six months of the first private or public equity financing of the Company which is completed subsequent to the Closing hereof (the "Initial Company Financing"); the terms and conditions of any such Initial Company Financing being subject to the prior review and approval of the Vendor; such approval not to be unreasonably withheld;

(ii)       an additional U.S. $1,000,000 of the Company's Indebtedness will be due and payable by the Purchaser and the Company to the order and the direction of the Vendor within 18 months of the completion of Initial Company Financing;

(iii)      a further U.S. $1,000,000 of the Company's Indebtedness will be due and payable by the Purchaser and the Company to the order and the direction of the Vendor within 30 months of the completion of Initial Company Financing; and

(iv)       the balance of U.S. $1,000,000 of the Company's Indebtedness will be due and payable by the Purchaser and the Company to the order and the direction of the Vendor within 48 months of the completion of Initial Company Financing.

In this regard the Parties hereby acknowledge and agree that, until payment in full of the Company's Indebtedness by the Purchaser and the Company to the order and the direction of the Vendor, the Company's Indebtedness will be secured, contemporaneously with the Closing of this Agreement, by way of a senior, subordinated (subordinated only to the Company's existing banking indebtedness), fixed and floating charge registered over all of the assets of the Company (the "Security for the Company's Indebtedness"); and

(b)        A Royalty Fee on all Revenues and Benefits received by the Company: the payment by the Purchaser and the Company to the Vendor of a royalty fee (the "Royalty Fee") equating to eight percent (8%) percent of all sales revenues less any documented rebates, refunds, taxes and delivery costs applicable to any sale (collectively, the "Revenues"), other than from sub-licenses, in respect of gross sales from any product associated or related to the Company's present Intellectual Property under any existing patent or patent-pending applications, and of any other benefit, directly or indirectly collected or received, whether for cash or credit or by way of any benefit, advantage, equity, or concession (collectively, the "Benefits") from the manufacturing, distribution, marketing, contracting, joint venturing, leasing, equity participation or any other activity in relation to the said products; the Royalty Fee being calculated and payable in accordance with section "2.3" hereinbelow; and

2.3                  Calculation and payment of the Royalty Fee. In this regard the Parties hereby acknowledge and agree that any such Royalty Fee shall be paid and accounted for quarterly, within ten calendar days after the end of each quarter, and that the first quarter shall commence on the first day of the month following the month of the Closing Date hereof. The Royalty Fee shall be calculated on all Revenues and Benefits actually received by the Company or the Purchaser in a quarter as set forth in section "2.2(b)" hereinabove. Within 60 calendar days (or such extended time as the Vendor may permit) of the end of each fourth quarter the Company shall render an annual statement with explanatory notes, shall make any adjustments thereto, and shall pay any Royalty Fee due from such adjustment upon presentation of such accounting or give notice of any deduction to be carried to apply to Revenues for the next quarter. The calculation of Revenues and Benefits and Royalty Fee payments shall be carried out in accordance with generally accepted United States accounting principles applied on a consistent basis. The Vendor may contest and/or audit any accounting within 90 calendar days of presentation of such report. However, an accounting may be challenged at any time that it comes to the attention of the Vendor that the Company failed to clearly disclose any material fact or Revenue or Benefit. Any and all expenses attributable to any audit shall be the responsibility of and for the sole account of the Vendor.

                         It shall be the responsibility of the Company to collect the amounts of Gross Sales and all risk of such shall be that of the Company. Notwithstanding that the Company shall not have invoiced a customer, it shall be deemed to have invoiced and have received the consideration for all products on the 90th calendar day after delivery of the same unless Company can demonstrate otherwise in writing to the Vendor and in advance of such 90 calendar day period. However, the Company may deduct from Revenues upon which a Royalty Fee is calculated the uncollected receivables from preceding quarters which the Company has made bona fide and reasonable best efforts to collect but the cost of collection shall not be deducted from Revenues for the purpose of the Royalty Fee calculation. The Royalty on Benefits shall be accounted to the Vendor immediately upon the same being received, allocated or otherwise creating value or ownership in the Company.

                         All Royalty Fee payments made by the Company to the Vendor hereunder shall be made in United States dollars without any reduction or deduction of any nature or kind whatsoever. Any Benefits shall be delivered to the Vendor proportionately in kind, unless otherwise agreed, and in the event that a Benefits' Royalty Fee cannot be lawfully delivered in kind the same shall be valued by a mutually selected valuator, which shall value the Benefit in the reasonable time-frame (if a share equity then at such time as the Vendor shall require delivery or, at the election of the Vendor, at the time that the Company shall sell the same) selected by the Company and the Royalty Fee shall be paid in United States dollars unless the Vendor shall have elected to take in kind.

2.4                  Bonus to the Vendor upon any Change In Control of the Company. In addition to the Purchase Price consideration which is payable by the Purchaser and the Company to the Vendor both prior to, in conjunction with and subsequent to the Closing of the within purchase and sale, the Parties hereby acknowledge and agree that the Purchaser and the Company will also be responsible for paying the Vendor a bonus (the "Bonus") equal to ten percent (10%) of any consideration in any form which is received by the Purchaser and/or the Company from any source and from any transaction, or a series of related transactions, at anytime and which is in anyway associated with a "Change In Control" (as defined hereinbelow) of the Company at anytime while the Royalty hereinabove remains due and payable by the Purchaser and the Company to the Vendor.

                         In this regard the Parties hereby acknowledge and agree that Change In Control means a change in ownership or control of the Company effected through any of the following transactions:

(a)        the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d 3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders;

(b)        a change in the composition of the Board of Directors of the Company (the "Company's Board") over a period of 36 months or less such that a majority of the Company's Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for the Company's Board membership, to be comprised of individuals who are Continuing Directors;

(c)        the sale or exchange by the Company (in one or a series of transactions) of all or substantially all of its assets to any other person or entity; or

(d)        the approval by the shareholders of the Company of a plan to dissolve and liquidate the Company.

                         In this regard the Parties hereby acknowledge and agree that Continuing Directors means members of the Company's Board who either: (i) have been Company's Board members continuously for a period of at least 36 months from the Closing Date herein; or (ii) have been Company's Board members for less than 36 months from the Closing Date and were appointed or nominated for election as Company's Board members by at least a majority of the Company's Board members described in clause (i) who were still in office at the time such appointment or nomination was approved by the Company's Board.

2.5                  Final Working Capital to be supplied by the Vendor to the Company and forming part of the Company's Indebtedness. In consideration of the Purchaser's and the Company's within agreement to provide the Purchase Price consideration and any Bonus to the order and direction of the Vendor both prior to, in conjunction with and subsequent to the Closing of the within purchase and sale, the Vendor hereby agrees to provide the Company at Closing hereunder with a final sum of U.S. $130,000 in additional working capital (the "Working Capital"; having recently advanced an initial U.S. $80,000 in working capital to the Company at SMT's request) in order to meet certain of the Company's previously disclosed and bona fide current liabilities; with any said Working Capital advances to simply form part of the overall Company's Indebtedness to the Vendor herein.

2.6                  The Resignation of the Purchaser as a director of the Vendor and the Termination of the Purchaser's existing Consulting Arrangement with the Vendor. Effective on the Effective Date of this Agreement, and notwithstanding the status of this Agreement or the completion of the within purchase and sale, Dr. Shimon shall be deemed, without any further act required on Dr. Shimon's behalf, to immediately resign as a director of the Vendor (the "Resignation"), to immediately terminate Dr. Shimon's existing consulting agreement and arrangement with the Vendor (the "Termination of the Consulting Arrangement") and, consequent upon such Resignation and Termination of Consulting Arrangement, to have no further claim as against the Vendor as a previous director of or consultant to the Vendor.

2.7                  Mutual Release and Indemnification. In conjunction with the due and complete Closing of the terms and conditions of this Agreement, each of the Parties hereby agrees, without any further action on its part, to release, remise and forever discharge each of the other Parties hereto, together with, if applicable, each of the other Parties' respective shareholders, subsidiaries, directors, officers, employees, affiliates, associates, attorneys, agents, executors, administrators, successors and assigns, from all manner of action and actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims, damages and demands, whether known or unknown, suspected or unsuspected and whether at law or in equity, which against the other Parties, and/or if applicable, any of the other Parties' respective shareholders, subsidiaries, directors, officers, employees, affiliates, associates, attorneys, agents, executors, administrators, successors and assigns, the Party ever had, now has, or which any of the Party's respective successors or assigns, or any of them hereafter can, shall or may have by reason of any matter whatsoever and including, without limitation, arising in connection with the Party's prior association and affiliation with the other Parties as either shareholders directors, officers, employees or consultants of the other Parties at any time (collectively, the "Mutual Release" herein).

                         In addition to the Mutual Release provided for hereinabove, each of the Parties hereby also indemnifies and saves harmless the other Parties hereto and including, where applicable, each of the other Parties' respective shareholders, subsidiaries, directors, officers, employees, affiliates, associates, attorneys, agents, executors, administrators, successors and assigns (each such party then being an "Indemnified Releasee" herein) harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Releasee, to which an Indemnified Releasee may become subject by reason of the within Mutual Release as referenced herein (collectively, the "Indemnification" herein). This Indemnification will not apply in respect of an Indemnified Releasee in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Releasee was grossly negligent or guilty of willful misconduct. Each of the Parties hereby agrees to waive any right that each such Party might have of first requiring the Indemnified Releasee to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this Indemnification. In case any action is brought against an Indemnified Releasee in respect of which Indemnification may be sought against any Party hereto, the Indemnified Releasee will give the relevant Party(ies) prompt written notice of any such action of which the Indemnified Releasee has knowledge and the relevant Party(ies) will undertake the investigation and defense thereof on behalf of the Indemnified Releasee, including the prompt employment of counsel acceptable to the Indemnified Releasee affected and the relevant Party(ies) and the payment of all expenses. Failure by the Indemnified Releasee to so notify shall not relieve the relevant Party(ies) of their obligation of Indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party(ies) of substantive rights or defenses. No admission of liability and no settlement of any action shall be made without the consent of the relevant Party(ies) hereto and the consent of the Indemnified Releasee affected, such consent not to be unreasonable withheld. Notwithstanding that the relevant Party(ies) will undertake the investigation and defense of any action, an Indemnified Releasee will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Releasee unless: (i) such counsel has been authorized by the relevant Party(ies); (ii) the relevant Party(ies) has not assumed the defense of the action within a reasonable period of time after receiving notice of the action; (iii) the named parties to any such action include the relevant Party(ies) hereto and the Indemnified Releasee shall have been advised by counsel that there may be a conflict of interest between the relevant Party(ies) and the Indemnified Releasee; or (iv) there are one or more legal defenses available to the Indemnified Releasee which are different from or in addition to those available to the relevant Party(ies) hereto. If for any reason other than the gross negligence or bad faith of the Indemnified Releasee being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing Indemnification is unavailable to the Indemnified Releasee or insufficient to hold them harmless, the relevant Party(ies) shall contribute to the amount paid or payable by the Indemnified Releasee as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party(ies) on the one hand and the Indemnified Releasee on the other, but also the relative fault of the relevant Party(ies) and the Indemnified Releasee and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party(ies) shall in any event contribute to the amount paid or payable by the Indemnified Releasee, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Releasee), any excess of such amount over the amount of the fees actually received by the Indemnified Releasee hereunder.

2.8                  Other securities. If and to the extent that the Vendor or any other party related, associated or affiliated with the Vendor has any absolute, contingent, optional, pre-emptive or other right to acquire any securities in the capital of the Company, it is hereby acknowledged and agreed by the Vendor that such party shall be conclusively deemed, as and from the Closing, to have transferred the same to the Purchaser to the fullest extent permitted by law, and to otherwise hold the same in trust for and at the discretion of the Purchaser.

2.9                  Costs. It is hereby acknowledged and agreed by the Parties hereto that while any portion of any Company's Indebtedness is outstanding hereunder, and should this Agreement have terminated due solely to either the substantive breach, default or failure to perform thereunder by either of the Purchaser or the Company, the Company will remain responsible for all fees and expenses and including, without limitation, all legal, accounting, sponsorship, regulatory and filing fees and expenses, and otherwise, in connection with the preparation and execution of this Agreement, all corporate and statutory materials in conjunction with this Agreement, all filings with any Regulatory Authority as may have jurisdiction over either the Company or the Vendor in conjunction with the completion of this Agreement and all documentation necessarily incidental thereto; and which fees and expenses shall be added to and form part of the Company's Indebtedness hereunder.

2.10                Standstill provisions. In consideration of the Parties' within agreement to purchase and sell the Purchased Shares and to enter into the terms and conditions of this Agreement, each of the Parties hereby undertake for themselves, and for each of their respective agents and advisors, that they will not until the earlier of the Closing Date or the termination of this Agreement approach or consider any other potential purchasers, or make, invite, entertain or accept any offer or proposal for the proposed sale of any interest in and to any of the Purchased Shares or the assets or the respective business interests of the Company or the Purchaser, as the case may be, or, for that matter, disclose any of the terms of this Agreement, without each Party's prior written consent. In this regard each of the Parties hereby acknowledges that the foregoing restrictions are important to the respective businesses of the Parties and that a breach by any of the Parties of any of the covenants herein contained would result in irreparable harm and significant damage to each affected Party that would not be adequately compensated for by monetary award. Accordingly, the Parties hereby agree that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties hereby also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, they agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances.

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS
BY THE COMPANY AND THE VENDOR

3.1                  Representations, warranties and covenants by the Company and the Vendor. In order to induce each of the Purchaser and Dr. Shimon to enter into and consummate this Agreement, each of the Vendor and the Company; and the Vendor only to the extent of its actual knowledge and information; hereby represents to, warrants to and covenants with each of the Purchaser and Dr. Shimon, with the intent that each of the Purchaser and Dr. Shimon will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Company and the Vendor, after having made due inquiry (and for the purposes of the following representations, warranties and covenants, "Company" shall mean the Company and SMT as the context so requires):

(a)        the Company is duly incorporated under the laws of its jurisdiction of incorporation, is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws except where the failure to be so qualified would not reasonably be expected to result in a Company Material Adverse Effect (as hereinafter defined), and each of the Company and, where applicable, the Vendor, has the requisite power, authority and capacity to own and use all of their respective business assets and to carry on the Company's Business as presently conducted by them;

(b)        the Company owns and possess and has good and marketable title to and possession of all of its Company's Assets and business assets free and clear of all liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever (collectively, the "Liens");

(c)        the Company holds all material licenses and permits required for the conduct in the ordinary course of its operations of the Company's Business and for the uses to which its Company's Assets have been put in each case except where the failure to hold all such licenses and permits would not reasonably be expected to result in a Company Material Adverse Effect (as hereinafter defined) and are in good standing, and such conduct and uses are in compliance in all material respects with all material laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Company and to its business assets, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;

(d)        all of the issued and outstanding shares of capital stock of the Company are and will be fully paid and non-assessable as at Closing, and all of the outstanding shares of capital stock or other equity interests of the Vendor are duly authorized, validly issued, fully paid and non-assessable. In addition: (i) all of the issued and outstanding shares of capital stock or other equity interests of the Company are free and clear of all Liens; (ii) there are no outstanding securities convertible into or exchangeable for capital stock or other equity interests of the Company; (iii) there are no outstanding or authorized options, preferred stock, restricted stock, warrants, calls, rights (preemptive or otherwise), subscriptions, rights of first refusal or first offer, or other rights, benefit plan, agreements, arrangements or commitments of any character, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of its capital stock or other equity interest (other than to the Purchaser pursuant to this Agreement); (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company; (v) no shares of capital stock or other equity interests of the Company are reserved for issuance or are held as treasury shares; (vi) there are no contracts, understandings or restrictions relating to the capital stock or other equity interest of the Company, whether or not outstanding; (vii) there are no contracts affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of any of the capital stock or other equity interests of the Company, or securities or obligations of any kind convertible into any shares of the capital stock or other equity interests of the Company; and (viii) none of the issued and outstanding capital stock or other equity interests of the Company were issued in violation of any preemptive rights or rights of first refusal or first offer;

(e)        there will be no shares in the capital of the Company issued or allotted or agreed to be issued or allotted to any persons or entities other than the Vendor herein at Closing;

(f)        the Vendor has good and marketable title to and is the legal, registered and beneficial owner of all of the Purchased Shares;

(g)        the Purchased Shares are validly issued and outstanding and fully paid and non-assessable and are free and clear of actual liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature;

(h)        there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Company or the Vendor), pending or threatened, which may affect, without limitation, the right of the Vendor to transfer any of the Purchased Shares to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting the Purchased Shares. In addition, the Vendor and the Company are not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(i)        the Vendor has the power, capacity and authority to own and dispose of the Purchased Shares;

(j)        this Agreement constitutes a legal, valid and binding obligation of each of the Company and the Vendor, enforceable against each of the Company and the Vendor in accordance with its respective terms, except: (i) as enforcement may be limited by laws of general application affecting the rights of creditors; and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any such proceeding may be brought;

(k)        as of the date hereof the Company has not committed itself to provide any person, firm or corporation with any agreement, option or right, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, option or right:

(i)        to require it to issue any further or other shares in its share capital, or any other security convertible or exchangeable into shares in its share capital, or to convert or exchange any securities into or for shares in its share capital;

(ii)       for the issue and allotment of any of the authorized but unissued shares in its share capital;

(iii)      to require it to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its share capital; or

(iv)       to purchase or otherwise acquire any shares in its share capital;

(l)        no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Purchased Shares;

(m)        except as will be provided for in the Company's consolidated financial statements for its most recently completed financial period to be provided prior to Closing (the "Company's Financial Statements"), there are no material liabilities, contingent or otherwise, existing on the date hereof in respect of which the Company may be liable on or after the completion of the transactions contemplated by this Agreement which would be required to be reflected on a balance sheet prepared in accordance with United States generally accepted accounting principles ("GAAP") other than:

(i)        liabilities disclosed or referred to in this Agreement; and

(ii)       liabilities incurred in the ordinary course of the Company's Business, none of which are materially adverse to the business, operations, affairs or financial condition of the Company;

(n)        no dividend or other distribution by the Company will be declared, paid or authorized up to and including the Closing Date, and the Company has not and has not committed itself to confer upon, or pay to or to the benefit of, any entity, any benefit having monetary value, any bonus or any salary increases except in the normal course of its business;

(o)        there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of each of the Company and the Vendor, threatened in writing against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency which if determined adversely would be likely to have a Company Material Adverse Effect (as hereinafter defined);

(p)        the Company is in material compliance with all laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it, except where the failure to be in such compliance would not reasonably be likely to have a Company Material Adverse Effect (as hereinafter defined);

(q)        the Company has not experienced, nor is the Company or the Vendor aware of, any occurrence or event which has had, or might reasonably be expected to have, a Company Material Adverse Effect (as hereinafter defined);

(r)        the Company is not, nor until or at the Closing Date will it be, in breach of any provision or condition of, nor has it done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that it would be expected to result in a Company Material Adverse Effect (as hereinafter defined);

(s)        the Company has not committed to making and until the Closing Date will not make or commit itself to:

(i)        guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation; or

(ii)       waive or surrender any right of material value;

(t)        until the Closing Date the Company will:

(i)        maintain its assets in a manner consistent with and in compliance in all material respects with applicable law; and

(ii)       not enter into any material transaction or assume or incur any material liability outside the normal course of its business without the prior written consent of the Purchaser;

(u)        the Company has, and shall have until repayment in full of the Company's Indebtedness, all requisite power and authority to grant and enter into any Security for the Company's Indebtedness documentation, and any such Security for the Company's Indebtedness security and supporting documents have been and will be duly and validly authorized, executed and delivered by the Company to the Vendor and are valid obligations of and legally binding on the Company enforceable in accordance with each of their respective terms;

(v)        to the knowledge, information and belief of each of the Company and the Vendor, the execution of this Agreement, the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)        conflict with or result in a breach of or violate any of the terms, conditions or provisions of the certificate of incorporation, bylaws or similar organizational documents of either of the Company or the Vendor;

(ii)       conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which either of the Company or the Vendor is subject, or constitute or result in a default under any agreement, contract or commitment to which either of the Company or the Vendor is a party;

(iii)      give to any party the right of termination, cancellation or acceleration in or with respect to any material agreement, contract or commitment to which either of the Company or the Vendor is a party;

(iv)       give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to either of the Company or the Vendor which is necessary in connection with the conduct and operations of the Company's Business and the ownership or leasing of its business assets; or

(v)        constitute a default by either of the Company or the Vendor, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Company or the Vendor which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(w)        no proceedings are pending for, and the Company and Vendor are unaware of, any basis for the institution of any proceedings leading to their respective dissolution or winding up, or the placing of the Company or the Vendor in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

(x)        the trademarks, trade names, business names, patents, inventions, know-how, copyrights, software, source code, object code, service marks, brand names, industrial designs and all other industrial or intellectual property owned or used by the Company in carrying on the Company's Business and all applications therefore and all goodwill connected therewith and including, without limitation, all licences, registered user agreements and all like rights used by or granted to the Company in connection with the Company's Business and all right to register or otherwise apply for the protection of any of the foregoing (collectively, the "Intellectual Property") included in Schedule "C" to this Agreement constitute all of the Intellectual Property of the Company;

(y)        the Intellectual Property comprises all trade marks, trade names, business names, patents, inventions, know-how, copyrights, software, source code, object code, service marks, brand marks, industrial designs and all other industrial or intellectual property necessary to conduct the Company's Business;

(z)        the Company is the beneficial owners of the Intellectual Property free and clear of all liens, charges or encumbrances of any kind whatsoever, and the Company is not party to or bound by any agreement or other obligation of any kind whatsoever that limits or impairs their ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property;

(aa)      other than for SMT, no person has been granted any interest in or right to use all or any portion of the Intellectual Property and they are not aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other person by the Company, nor has the Company received any notice that the conduct of the Company's Business, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other person, and they, after due inquiry, do not have any knowledge of any infringement or violation of any of the rights of the Company in the Intellectual Property;

(ab)      the conduct of the Company's Business does not infringe upon the patents, trade marks, licences, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person and they are not aware of any state of facts that casts doubt on the validity or enforceability of any of the Intellectual Property;

(ac)      the Company does not have and does not use any service mark, tradename or trademark except as disclosed as part of the Company's Intellectual Property;

(ad)      the Company has good and marketable title to all of its Company's Intellectual Property, Company's Business, Company's Assets, properties and interests in properties, real and personal, including those reflected in the Company's Financial Statements or which have been acquired since the date of the latest Company's Financial Statements (except for those which have been transferred, sold or otherwise disposed of in the ordinary or normal course of business), free and clear of all encumbrances, and none of the Company's properties or the Company's Assets is in the possession of or under the control of any other person;

(ae)      except for the real property leases and the contracts of employment which are set forth in Schedules "D" and "E", respectively, which are attached hereto and which form a material part hereof, the Company is not party to or bound by any other material contract, whether oral or written, other than the contracts and agreements as set forth in Schedule "F" which is attached hereto and which forms a material part hereof;

(af)      as to the contracts listed in Schedule "F" which is attached hereto:

(i)        each such contract is in full force and effect and unamended;

(ii)       no material default exists in respect thereof on the part of either the Company or any other party thereto; provide, however, that SMT may be exposed to the demands from certain employees and/or creditors who may raise claims relating to their salaries and/or social benefits and other sums owed to them by SMT;

(iii)      each such contract does not involve the Vendor or any non-arm's length party except where described; and

(iv)       neither the Vendor nor the Company is aware of any intention on the part of any other party thereto to terminate or materially alter any such contract;

(ag)      the Company has no consulting or employment agreements, whether written or otherwise, except for those which are set forth in Schedule "F" which is attached hereto;

(ah)      Schedule "G" which is attached hereto and which forms a material part hereof is a true and complete list showing the name of each bank, trust company or similar institution in which the Company has accounts or safety deposit boxes, the identification numbers of each such account or safe deposit box, the names of all persons authorized to draw therefrom or to have access thereto and the number of signatories required on each account. In addition, Schedule "G" also includes a list of all non-bank account numbers, codes and business numbers used by the Company for the purposes of remitting tax, dues, assessments and other fees;

(ai)      the most recently completed and consolidated Company's Financial Statements are true and correct in every respect and present fairly the financial position of the Company as at its most recently completed financial period and the results of its operations for the period then ended in accordance with GAAP on a basis consistently applied; a copy of said Company's Financial Statements being attached hereto as Schedule "B";

(aj)      the Company's Financial Statements and the books and records of the Company are true and correct in every material respect, were prepared in accordance with GAAP and fairly reflect the Company's Business, property, the Company's Assets and the financial position of the Company as at the date of the Company's Financial Statements and any such books and records and the results of the operations for the period then ended, and there have been no adverse changes in the Company's Business or affairs of the Company since the date of the Company's Financial Statements and any such books and records;

(ak)      since the date of the Company's Financial Statements:

(i)        there has not been any material adverse change in the financial position or condition of the Company or any damage, loss or other change in circumstances materially affecting the Company's Business or properties or the Company's right or capacity to carry on business, other than the shortage of working capital experienced by SMT which if continued shall expose SMT to claims by creditors, including its employees, consultants, suppliers and others, and which may result in SMT being put under receivership or liquidation procedures;

(ii)       the Company has not waived or surrendered any right of material value;

(iii)      the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and

(iv)       the Company's Business has been carried on in the ordinary course;

(al)      there are no liabilities, contingent or otherwise, of the Company not disclosed or reflected in the Company's Financial Statements except those incurred in the ordinary course of business of the Company;

(am)      save and except as set forth in the Company's Financial Statements, no payments of any kind have been made or authorized by or on behalf of the Company to or on behalf of any directors, officers, shareholders or employees of the Company or under any management agreements with the Company other than in the ordinary course of business;

(an)      the Vendor and the Company have not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;

(ao)      save and except for those matters which are listed in Schedule "F" which is attached hereto, the Company does not have any contracts, agreements, undertakings or arrangements, whether oral, written or implied, with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, directors, officers, lawyers or others which cannot be terminated, without penalty, on no more than 12 month's notice;

(ap)      save and except as set forth in the Company's Financial Statements, and save and except for certain personal guarantees which have been provided by Dr. Shimon for certain loans which have been received by SMT, neither the Vendor, nor any directors, officers or employees of the Company, are now indebted or under obligation to the Company on any account whatsoever other than in the ordinary course of business;

(aq)      all material transactions of the Company and including, without limitation, all directors' and shareholders' resolutions, have been promptly and properly recorded or filed in or with its books and records;

(ar)      the Vendor and the Company have the full authority and capacity required to enter into this Agreement and to perform their respective obligations hereunder;

(as)      prior to Closing the Company will have obtained all authorizations and approvals or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities, if applicable, from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Company which will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Company may be subject;

(at)      each of the attached Schedules contains all material information for each particular Schedule listed therein and there are no omissions of material information by the Company;

(au)      the Company will, for a period of at least five business days prior to the Closing Date, during normal business hours:

(i)        make available for inspection by the counsel, auditors and representatives of the Purchaser, at such location as is appropriate, all of the Company's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Purchaser; provided such persons do not unduly interfere in the operations of the Company;

(ii)       authorize and permit such persons at the risk and the sole cost of the Purchaser, and only if such persons do not unduly interfere in the operations of the Company, to attend at all of its respective places of business and operations to observe the conduct of its business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries; and

(iii)      require the Company's management personnel to respond to all reasonable inquiries concerning the Company's Business and assets or the conduct of its business relating to its liabilities and obligations;

(av)      the Vendor and the Company will give to the Purchaser, within at least five business days prior to the Closing Date, by written notice, particulars of:

(i)        each occurrence within the Vendor's and the Company's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Vendor's or the Company's respective representations or warranties contained herein; and

(ii)       each occurrence or omission within the Vendor's and the Company's knowledge after the Execution Date that constitutes a breach of any of the Vendor's or the Company's respective covenants contained in this Agreement;

(aw)      all registration statements, reports and proxy statements filed by the Vendor with the SEC, and all registration statements, reports and proxy statements required to be filed by the Vendor with the SEC, will have been filed by the Vendor under the Exchange Act, will have been filed in all material respects in accordance with the requirements of the Exchange Act and the rules and regulations thereunder and no such registration statements, reports or proxy statements will have contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ax)      except for the representations and warranties contained in this Agreement, neither the Vendor nor the Company make any express or implied representation or warranty, and the Vendor and the Company hereby disclaim any such representation or warranty with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

(ay)      neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of the Vendor or the Company in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Purchaser to enter into this Agreement; and

(az)      the Vendor and the Company are not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

3.2                  Continuity of the representations, warranties and covenants by each of the Company and the Vendor. The representations, warranties and covenants by each of the Vendor and the Company contained in this Article, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Purchaser or by the Purchaser's professional advisors prior to the Closing Date, or the waiver of any condition by the Purchaser, the representations, warranties and covenants of each of the Vendor and the Company contained in this Article shall survive the Closing Date and shall continue in full force and effect for a period of one calendar year from the Closing Date; provided, however, that the Vendor and the Company shall not be responsible for the breach of any representation, warranty or covenant of either of the Vendor or the Company contained herein caused by any act or omission of the Purchaser prior to the Effective Date hereof of which the Vendor or the Company were unaware or as a result of any action taken by the Purchaser after the Execution Date. In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Purchaser, then the Vendor and/or the Company, as the case may be, will, in accordance with the provisions of section "2.7" hereinbelow, pay the amount of such loss or damage to the Purchaser within 30 calendar days of receiving notice of judgment therefore; provided that the Purchaser will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.00.

Article 4
REPRESENTATIONS, WARRANTIES AND COVENANTS
BY THE PURCHASER AND DR. SHIMON

4.1                  Representations, warranties and covenants by the Purchaser and Dr. Shimon. In order to induce each of the Company and the Vendor to enter into this Agreement and to consummate the transactions hereby, each of the Purchaser and Dr. Shimon hereby represents to, warrants to and covenants with each of the Company and the Vendor, with the intent that each of the Company and the Vendor will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Purchaser and Dr. Shimon, after having made due inquiry (and for the purposes of the following representations, warranties and covenants, "Purchaser" shall mean the Purchaser, any subsidiary of the Purchaser and/or Dr. Shimon as the context so requires):

(a)        each of the Purchaser and Dr. Shimon hereby expressly repeats to each of the Company and the Vendor; and acknowledges and understands that, due to Dr. Shimon's actual knowledge as the mind and management of SMT since inception, each of the Company and the Vendor will be relying on the same as an inducement to enter into this Agreement for which each of the Purchaser and Dr. Shimon hereby agrees to indemnify and save harmless the other Parties hereto; each of the representations, warranties and covenants of the Company and the Vendor contained in section "3.1" hereinabove with respect to the Company and in particular, without limitation, each of the representations, warranties and covenants contained in paragraphs "3.1(a)" through "3.1(as)" hereinabove as though the Purchaser's and Dr. Shimon's representation, warranty and/or covenant for each was substituted for the Company's and the Vendor's therein;

(b)        the Purchaser is duly incorporated under the laws of its jurisdiction of incorporation, is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws;

(c)        the Purchaser has the requisite power, authority and capacity to own and use all of its business and personal assets and to carry on its business as presently conducted by it;

(d)        the Purchaser owns and possesses and has good and marketable title to and possession of all of its business and personal assets free and clear of all actual or threatened Liens;

(e)        the Purchaser holds all licenses and permits required for the conduct in the ordinary course of the operations of its business and for the uses to which its business assets have been put and are in good standing, and such conduct and uses are in compliance in all material respects with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Purchaser, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;

(f)        this Agreement constitutes a legal, valid and binding obligation of each of the Purchaser and Dr. Shimon, enforceable against each of the Purchaser and Dr. Shimon in accordance with its respective terms, except: (i) as enforcement may be limited by laws of general application affecting the rights of creditors; and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any such proceeding may be brought;

(g)        there are no material liabilities, contingent or otherwise, in respect of which the Purchaser may be liable on or after the completion of the transactions contemplated hereby other than liabilities incurred in the ordinary course of business, none of which are materially adverse to the business, operations, affairs or financial conditions of the Purchaser or the Company's Business;

(h)        there are no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of each of the Purchaser and Dr. Shimon, threatened against or affecting the Purchaser or Dr. Shimon at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(i)        each of the Purchaser and Dr. Shimon is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

(j)        each of the Purchaser and Dr. Shimon will have not experienced, nor will the Purchaser or Dr. Shimon be aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on the Purchaser's business, the Company's Business or on the results of their respective operations;

(k)        no proceedings are pending for, and the Purchaser and Dr. Shimon are unaware of, any basis for the institution of any proceedings leading to the Purchaser's dissolution or winding up, or the placing of the Purchaser or Dr. Shimon in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

(l)        the conduct of the Purchaser's and Dr. Shimon's business does not infringe upon the patents, trade marks, licences, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person and they are not aware of any state of facts that casts doubt on the validity or enforceability of any of the Company's Intellectual Property;

(m)        the Purchaser and Dr. Shimon have not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;

(n)        up to and including the Closing Date there has been and will be prepared and filed on a timely basis all federal and provincial income tax returns, elections and designations, and all other governmental returns, notices and reports of which the Purchaser had or ought reasonably to have had knowledge, required to be or reasonably capable of being filed up to the Closing Date, with respect to the Purchaser, and no such returns, elections, designations, notices or reports contain any material misstatement or omit any material statement that should have been included, and each such return, election, designation, notice or report, including accompanying schedules and statements, is true, correct and complete in all material respects;

(o)        adequate provision has been made and will be made for taxes payable by the Purchaser for the current period for which a tax return is not yet required to be filed and, to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry, there are no contingent tax liabilities of the Purchaser or any grounds which would prompt a re-assessment of the Purchaser and including, without limiting the generality of the foregoing, the aggressive treatment of income and expenses in the filing of earlier tax returns by the Purchaser;

(p)        the Purchaser is not, nor until or at the Closing Date will it be, in breach of any provision or condition of, nor has it done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that, in the aggregate, has a material adverse affect on it or on the Company's Business;

(q)        the Purchaser is purchasing the Purchased Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. The Purchaser is an "accredited investor", as that term is used in the Securities Act, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares and is capable of bearing the economic risks of such investment. The Purchaser has adequate means of providing for its current needs and possible contingencies, and has no need for liquidity in the Purchased Shares, and understands that the Purchased Shares have not been, and will not be, registered under the Securities Act, or any state securities laws, in reliance on exemptions from registration thereunder for private offerings;

(r)        the Purchaser has conducted, to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and, in making its determination to proceed with the transactions contemplated by this Agreement, the Purchaser has relied on the results of its own independent investigation and verification and the representations and warranties of the Company and the Vendor expressly and specifically set forth in this Agreement. Such representations and warranties by the Company and the Vendor constitute the sole and exclusive representations and warranties of the Company and the Vendor to the Purchaser in connection with the transactions contemplated hereby, and the Purchaser understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including any relating to the future or historical financial condition, results of operations, assets or liabilities of the Company or the quality, quantity or condition of the assets of the Company) are specifically disclaimed by the Company and the Vendor. The Company and the Vendor do not make or provide, and the Purchaser hereby waives, any warranty or representation, express or implied, as to the quality, merchantability, fitness for a particular purpose, conformity to samples, or condition of the Company's Assets, Business or any part thereto. In this respect the Purchaser hereby confirms that it has waived making a due diligence examination of the Company based on the fact that the Company's Financial Statements were prepared with the participation of Dr. Shimon, and were duly filed by Vendor, with the regulatory authorities as consolidated financial statements together with those of the Vendor, the Company's parent company, and thus Purchaser considers the Company's Financial Statements to accurately reflect the status of the Company;

(s)        in connection with the Purchaser's investigation of the Company, the Purchaser may have received from or on behalf of the Company certain projections. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that the Purchaser shall have no claim against the Vendor with respect thereto. Accordingly, neither the Company nor the Vendor make any representations or warranties whatsoever with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts). The Purchaser agrees that neither the Vendor nor any other person will have or be subject to any liability to the Purchaser or any other person resulting from the distribution to the Purchaser, or the Purchaser's use of, any information regarding the Company or its business, and any information, document or material made available to the Purchaser or its affiliates in any data rooms, management presentations or any other form in expectation of the transactions contemplated by this Agreement;

(t)        the Purchaser holds or has applied for all permits, licenses, consents and authorities issuable by any federal, state, regional or municipal government or agency thereof which are necessary or desirable in connection with its operations and the operations of the Company;

(u)        the Purchaser maintains, and has maintained, insurance in force against loss on the Purchaser's assets and properties, against such risks, in such amounts and to such limits, as is in accordance with prudent business practices prevailing in its line of business and having regard to the location, age and character of its assets and properties, and has complied fully with all requirements of such insurance, including the prompt giving of any notice of any claim or possible claim thereunder, and all such insurance has been and is with insurers which the Purchaser believes to be responsible;

(v)        prior to the Closing Date the Purchaser will have obtained all authorizations, approvals, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities required to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Purchaser, which will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Purchaser may be subject;

(w)        the Purchaser will, for a period of at least five business days prior to the Closing Date, during normal business hours:

(i)        make available for inspection by the counsel, auditors and representatives of the Vendor, at such location as is appropriate, all of the Purchaser's and the Company's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Vendor; provided such persons do not unduly interfere in the operations of the Purchaser and the Company; and

(ii)       authorize and permit such persons at the risk and the sole cost of the Vendor, and only if such persons do not unduly interfere in the operations of the Purchaser and the Company, to attend at all of its respective places of business and operations to observe the conduct of its business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries;

(x)        each of the Purchaser and Dr. Shimon will give to the Company and the Vendor, within at least five business days prior to the Closing Date, by written notice, particulars of:

(i)        each occurrence within the Purchaser's or Dr. Shimon's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Purchaser's or Dr. Shimon's representations or warranties contained herein; and

(ii)       each occurrence or omission within the Purchaser's or Dr. Shimon's knowledge after the Execution Date that constitutes a breach of any of the Purchaser's or Dr. Shimon's covenants contained in this Agreement;

(y)        the execution and delivery of this Agreement and the performance of and compliance with the terms thereof will not:

(i)        conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Purchaser is subject, or constitute or result in a default under any agreement, contract or commitment to which the Purchaser is a party;

(ii)       give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Purchaser is a party;

(iii)      give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Purchaser which is necessary or desirable in connection with the conduct and operations of its business and the ownership or leasing of its business assets; or

(iv)       constitute a default by the Purchaser or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Purchaser which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(a)        neither this Agreement nor any other document, certificate or statement furnished to the Company or the Vendor by or on behalf of the Purchaser in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Company or the Vendor to enter into this Agreement; and

(aa)      the Purchaser and Dr. Shimon is not aware of any fact or circumstance which has not been disclosed to the Vendor and the Company which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Vendor and the Company to enter into this Agreement.

4.2                  Continuity of the representations, warranties and covenants by the Purchaser and Dr. Shimon. The representations, warranties and covenants by each of the Purchaser and Dr. Shimon contained in this Article, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by either of the Vendor or the Company, or by the Vendor's or the Company's respective professional advisors prior to the Closing Date, or the waiver of any condition by either of the Vendor or the Company, the representations, warranties and covenants of the Purchaser and Dr. Shimon contained in this Article shall survive the Closing Date and shall continue in full force and effect for a period of one calendar year from the Closing Date; provided, however, that the Purchaser and Dr. Shimon shall not be responsible for the breach of any representation, warranty or covenant of the Purchaser and Dr. Shimon contained herein caused by any act or omission of either of the Vendor or the Company prior to the Effective Date hereof of which the Purchaser was unaware or as a result of any action taken by either of the Vendor or the Company after the Effective Date. In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by either of the Vendor and/or the Company, then the Purchaser and Dr. Shimon will, in accordance with the provisions of section "2.7" hereinbelow, pay the amount of such loss or damage to either of the Vendor and/or the Company, as the case may be, within 30 calendar days of receiving notice of judgment therefore; provided that the Vendor and the Company will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.00.

Article 5
CONDITIONS PRECEDENT TO CLOSING

5.1                  Parties' conditions precedent prior to the Closing Date. All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties to be fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than five calendar days prior to the Closing Date (such date being the "Subject Removal Date"):

(a)        the specific ratification of the terms and conditions of this Agreement by each of the Board of Directors of the Vendor and of the General Shareholder's Assembly of the Vendor, if required, within five business days of the due and complete execution of this Agreement by each of the Parties hereto (collectively, the "Ratification");

(b)        the completion by each of the Vendor and the Purchaser of an initial due diligence and operations review of the other Party's respective businesses and operations within five business days of the prior satisfaction of the Ratification (the "Initial Due Diligence"); and

(c)        if required under applicable corporate and securities laws, the receipt of all necessary approvals from any Regulatory Authority having jurisdiction over the transactions contemplated by this Agreement on or before November 30, 2007.

5.2                  Parties' waiver of conditions precedent. The conditions precedent set forth in section "5.1" hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each or any of the Parties in writing and in whole or in part at any time; however, not later than five calendar days prior to the Subject Removal Date.

5.3                  The Vendor's and the Company's conditions precedent. The rights, duties and obligations of each of the Vendor and the Company under this Agreement are also subject to the following conditions precedent for the exclusive benefit of each of the Vendor and the Company to be fulfilled in all material aspects in the reasonable opinion of the Vendor and the Company or to be waived by each or any of the Vendor and the Company as soon as possible after the Execution Date, however; unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date:

(a)        (i) the representations and warranties of each of the Purchaser and Dr. Shimon contained in this Agreement will be true and correct in all material respects at and as of the time of the Closing as if made on the Closing Date and the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, except for those representations and warranties that address matters as of any other particular date (in which case such representations and warranties shall have been true and correct in all material respects as of such particular date); and (ii) the Purchaser shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

(b)        the Purchaser shall have obtained all authorizations, approvals and other actions by, and have made all filings with, any securities regulatory authority from whom any such authorization, approval or other action is legally required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions are in full force and effect and all such filings have been accepted and the Purchaser is in compliance in all material respects with, and has not committed any breach of, any securities laws, regulations or policies of any securities regulatory authority to which the Purchaser may be subject;

(c)        all matters which, in the opinion of counsel for the Company and the Vendor, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

(d)        no material loss or destruction of or damage to the assets of the Purchaser shall have occurred;

(e)        the delivery to the Company and the Vendor by the Purchaser, on a confidential basis, of all remaining material documentation and information;

(f)        the completion by the Company and the Vendor, and by the Company's and the Vendor' professional advisors, of a thorough due diligence and operations review of both the business and operations of the Purchaser;

(g)        the Purchaser shall have obtained those consents and approvals as are required in order to complete the terms and conditions of this Agreement; and

(h)        the delivery to the Company and the Vendor by the Purchaser of a draft form of opinion of the counsel for the Purchaser to be presented at Closing in the form generally provided herewith as an Exhibit (the "Purchaser's Counsel's Opinion").

5.4                  The Vendor's and the Company's waiver of conditions precedent. The conditions precedent set forth in section "5.3" hereinabove are for the exclusive benefit of each of the Vendor and the Company and may be waived by each of the Vendor and the Company in writing and in whole or in part at any time after the Execution Date; however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date.

5.5                  The Purchaser's conditions precedent prior to the Closing Date. The rights, duties and obligations of the Purchaser under this Agreement are also subject to the following conditions precedent for the exclusive benefit of the Purchaser to be fulfilled in all material aspects in the reasonable opinion of the Purchaser or to be waived by the Purchaser as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date:

(a)        (i) the representations and warranties of each of the Company and the Vendor contained in this Agreement will be true and correct in all material respects at and as of the time of the Closing as if made on the Closing Date and the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, except for those representations and warranties that address matters as of any other particular date (in which case such representations and warranties shall have been true and correct in all material respects as of such particular date), and (ii) the Company and the Vendor shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

(b)        each of the Company and the Vendor shall have obtained all authorizations, approvals and other actions by, and have made all filings with, any securities regulatory authority from whom any such authorization, approval or other action is legally required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions are in full force and effect and all such filings have been accepted and each of the Company and the Vendor are in compliance in all material respects with, and have not committed any breach of, any securities laws, regulations or policies of any securities regulatory authority to which either of the Company or the Vendor may be subject;

(c)        no Company Material Adverse Effect (as hereinafter defined) shall have occurred. As used herein, "Company Material Adverse Effect" means a material adverse effect which has occurred to the financial condition or results of operations of the Company, taken as a whole; provided, that, for purposes of this Agreement, a Company Material Adverse Effect shall not include the effect of (i) changes to the industry or markets in which the business of the Company operates that are not unique to such business, (ii) the announcement or disclosure of the transactions contemplated herein, (iii) general economic, regulatory or political conditions or changes, (iv) military action or any act of terrorism, (v) changes in applicable law or GAAP after the date hereof, (vi) compliance with the terms of this Agreement, (vii) actions taken or to be taken in connection with the sale of the Shares, (viii) an earthquake or other natural disaster, (ix) the failure of the Company to meet or achieve the results set forth in any internal projection or (x) the coming about of any contingency set forth in the Schedules attached hereto. The Purchaser acknowledges that there could be a disruption to the Company's Business as a result of the execution of this Agreement, the announcement by the Purchaser of its intention to purchase the Company or the announcement of the Vendor of its intention to sell the Company, and the consummation of the transactions contemplated hereby, and the Purchaser agrees that such disruptions do not and shall not constitute a Company Material Adverse Effect;

(d)        no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)        the purchase or transfer of any of the Purchased Shares contemplated by this Agreement or the right of any of the Company or the Vendor to dispose of any of the Purchased Shares; or

(ii)       the right of the Company to conduct its operations and carry on, in the normal course, its Company's Business and operations as it has carried on in the past in all material respects;

(e)        the delivery to the Purchaser by the Company and the Vendor, on a confidential basis, of all remaining material documentation and information; and

(f)        each of the Company and the Vendor shall have obtained those consents and approvals as are required in order to complete the terms and conditions of this Agreement.

5.6                  Purchaser's waiver of conditions precedent. The conditions precedent set forth in section "5.5" hereinabove are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing and in whole or in part at any after the Execution Date; however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date.

Article 6
CLOSING AND EVENTS OF CLOSING

6.1                  Closing and Closing Date. The Closing of the within purchase and delivery of the Purchased Shares, together with all of the transactions contemplated by this Agreement, shall occur on the day which is five business days following the satisfaction of all of the conditions precedent which are set out in Article 5 hereof, or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of counsel for the Vendor, Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, located at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, at 2:00 p.m. (Vancouver time) on the Closing Date.

6.2                  Latest Closing Date. If the Closing Date has not occurred by December 31, 2007 this Agreement will be terminated and unenforceable unless the Parties hereto agree in writing to grant an extension of the Closing Date.

6.3                  Documents to be delivered by the Vendor and the Company prior to the Closing Date. Not later than two calendar days prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Vendor and the Company shall also execute and deliver, or cause to be delivered, to the Purchaser and/or the Escrow Agent, as applicable, all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Purchaser, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer all of the Purchased Shares to the Purchaser free and clear of all Liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)        all documentation as may be necessary and as may be required by counsel for the Purchaser, acting reasonably, to ensure that all of the Purchased Shares are transferred, assigned and are registerable at the Closing in the name of and for the benefit of the Purchaser under all applicable corporate and securities laws;

(b)        certificate(s) representing the Purchased Shares registered in the name of the Vendor, duly endorsed for transfer to the Purchaser or irrevocable stock powers transferring the Purchased Shares to the Purchaser;

(c)        a certificate representing the Purchased Shares for the Company registered in the name of the Purchaser;

(d)        a certified copy of the resolutions of the Board of Directors of each of the Company and the Vendor authorizing the transfer by the Vendor to the Purchaser of the Purchased Shares and any other securities in and to the Company;

(e)        such documentation as may be required and dated as at the Closing Date, and addressed to the Purchaser and its counsel, in form and substance satisfactory to the Purchaser's counsel, acting reasonably, evidencing the Vendor's commitment to provide the balance, if any, of any and all Working Capital not otherwise advanced by the Purchaser to the Company prior to Closing;

(e)        a copy of all corporate or limited liability company, as the case may be, records and books of account for each of the Company and its respective subsidiaries, if any, and including, without limitation, a copy of all minute books, share register books, share certificate books and annual reports of each of the Company and its respective subsidiaries, if any, to the extent applicable;

(f)        a certificate of an executive officer of the Vendor, dated as of the Closing Date, acceptable in form to counsel for the Purchaser, acting reasonably, certifying that the representations, warranties, covenants and agreements of the Company and the Vendor contained in this Agreement are true and correct in all respects and will be true and correct as of the Closing Date as if made by the Company and the Vendor on the Closing Date;

(g)        resignations and similar documentation required in order to remove all existing directors and officers of the Company and appoint such nominees of the Purchaser as directors and officers of the Company at Closing as the Purchaser may so direct (collectively, the "Change in Board and Officers" of the Company);

(h)        all necessary consents and approvals in writing to the completion of the transactions contemplated herein; and

(i)        all such other documents and instruments as the Purchaser's counsel may reasonably require.

6.4                  Documents to be delivered by the Purchaser prior to the Closing Date. Not later than two calendar days prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Purchaser shall also execute and deliver, or cause to be delivered, to the Company, the Transfer Agent and/or the Escrow Agent, as applicable, all such other documents, resolutions and instruments as are necessary, in the opinion of counsel for the Vendor and the Company, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the following materials:

(a)        a Closing agenda;

(b)        a certificate of an officer of the Purchaser, dated as of the Closing Date, acceptable in form to counsel for the Company, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Purchaser contained in this Agreement are true and correct in all respects and will be true and correct as of the Closing Date as if made by the Purchaser on the Closing Date;

(c)        consents to act, a certified copy of the resolutions of the Board of Directors of the Company and similar documentation required in order to effect the proposed Change in Board and Officers of the Company in accordance with section "6.3" hereinabove;

(d)        such documentation as may be required and dated as at the Closing Date, and addressed to the Vendor and its counsel, in form and substance satisfactory to the Vendor's counsel, acting reasonably, evidencing:

(i)        the due and complete Security for the Company's Indebtedness;

(ii)        Dr. Shimon's Resignation; and

(iii)      Dr. Shimon's Termination of the previous Consulting Arrangement;

(e)        all necessary consents and approvals in writing to the completion of the transactions contemplated herein;

(f)        the executed form of Purchaser's Counsel's Opinion, dated as at the Closing Date, and addressed to the Vendor and its counsel, in form and substance satisfactory to the Vendor's counsel, acting reasonably, and including the following:

(i)        the due incorporation, existence and standing of the Company and its qualification to carry on business;

(ii)       the authorized and issued capital of the Company;

(iii)      all necessary steps and proceedings have been taken in connection with the execution, delivery and performance of this Agreement and the transactions contemplated herein;

(iv)       that the Purchased Shares have been duly issued to and registered in the name of the Purchaser in compliance with all applicable corporate and securities laws; and

(v)        that all documentation delivered by the Company and the Vendor at Closing and including, without limitation, and representing each of the Security for the Company's Indebtedness, the Royalty, the Bonus and the Mutual Release and Indemnification, are in compliance with all applicable corporate laws; and

(g)        all such other documents and instruments as the Vendor's counsel may reasonably require.

Article 7
APPOINTMENT OF ESCROW AGENT AND TRANSFER DOCUMENTS

7.1                  Appointment of Escrow Agent. The Parties hereto hereby acknowledge and initially appoint Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, located at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, counsel for the Vendor herein, as escrow agent (the "Escrow Agent") herein, or such other Escrow Agent as may be mutually determined by the Parties hereto prior to the Subject Removal Date.

7.2                  Escrow of Transfer Documents. Subject to and in accordance with the terms and conditions hereof and the requirements of Articles "2", "5" and "6" hereinabove, and without in any manner limiting the obligations of each of the Parties hereto as contained therein and hereinabove, it is hereby acknowledged and confirmed by the Parties hereto that each of the Parties will execute, deliver, or cause to be delivered, all such documentation as may be required by the requirements of Articles "2", "5" and "6" hereinabove (herein, collectively, the "Transfer Documents") and deposit the same with the Escrow Agent, or with such other mutually agreeable escrow agent, together with a copy of this Agreement, there to be held in escrow for release by the Escrow Agent to the Parties in accordance with the strict terms and provisions of Articles "2", "5" and "6" hereinabove.

7.3                  Resignation of Escrow Agent. The Escrow Agent may resign from its duties and responsibilities if it gives each of the Parties hereto three calendar days' written notice in advance. Upon receipt of notice of the Escrow Agent's intention to resign, the Parties shall, within three calendar days, select a replacement escrow agent and jointly advise the Escrow Agent in writing to deliver the Transfer Documents to the replacement escrow agent. If the Parties fail to agree on a replacement escrow agent within three calendar days of such notice, the replacement escrow agent shall be selected by a Judge of the Supreme Court of the Province of British Columbia upon application by any Party hereto. The Escrow Agent shall continue to be bound by this Agreement until the replacement escrow agent has been selected and the Escrow Agent receives and complies with the joint instructions of the Parties to deliver the Transfer Documents to the replacement escrow agent. The Parties agree to enter into an escrow agreement substantially in the same form of this Agreement with the replacement escrow agent.

7.4                  Instructions to Escrow Agent. Instructions given to the Escrow Agent pursuant to this Agreement shall be given by duly authorized signatories of the respective Parties hereto.

7.5                  No other duties or obligations. The Escrow Agent shall have no duties or obligations other than those specifically set forth in this Article.

7.6                  No obligation to take legal action. The Escrow Agent shall not be obligated to take any legal action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with a reasonable indemnity by all of the Parties hereto together with such other third parties as the Escrow Agent may require in its sole and absolute discretion.

7.7                  Not bound to any other agreements. The Escrow Agent is not bound in any way by any other contract or agreement between the Parties hereto whether or not it has knowledge thereof or of its terms and conditions and its only duty, liability and responsibility shall be to hold and deal with the Transfer Documents as herein directed.

7.8                  Notice. The Escrow Agent shall be entitled to assume that any notice and evidence received by it pursuant to these instructions from anyone has been duly executed by the Party by whom it purports to have been signed and that the text of any notice and evidence is accurate and the truth. The Escrow Agent shall not be obliged to inquire into the sufficiency or authority of the text or any signatures appearing on such notice or evidence.

7.9                  Indemnity. The Parties hereto, jointly and severally, covenant and agree to indemnify the Escrow Agent and to hold it harmless against any loss, liability or expense incurred, without negligence or bad faith on its part, arising out of or in connection with the administration of its duties hereunder including, without limitation, the costs and expenses of defending itself against any claim or liability arising therefrom.

7.10                Not required to take any action. In the event of any disagreement between any of the Parties hereto to these instructions or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the Transfer Documents, or in the event that the Escrow Agent should take action hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, it shall not be or become liable in any way or to any person for its failure or refusal to act, and it shall be entitled to continue so to refrain from acting until:

(a)        the rights of all Parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or

(b)        all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and it shall have been notified thereof in writing signed by all such persons.

Article 8
DUE DILIGENCE INVESTIGATION

8.1                  Due diligence. Each of the Parties hereto shall forthwith conduct such further due diligence examination of the other Parties hereto as it deems appropriate.

8.2                  Confidentiality. Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Parties hereto, at all times subject to the confidentiality provisions of Articles "9" and "10" hereinbelow, as each Party deems necessary. In that regard the Parties agree that each shall have full and complete access to the other Parties' books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors' meetings and its committees, investment agreements, material contracts and as well such other documents and materials as the Parties hereto, or their respective solicitors, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party, its respective operations and financial condition prior to the Closing.

Article 9
NON-DISCLOSURE

9.1                  Non-disclosure. Subject to the provisions of section "9.3" hereinbelow, the Parties hereto, for themselves, their officers, directors, shareholders, consultants, employees and agents, agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a Court or on a "need to know" basis to each of the Parties' respective professional advisors.

9.2                  Documentation. Any document or written material generated by either Party hereto in the course of, or in connection with, the due diligence investigations conducted pursuant to this Agreement shall be marked or deemed "Confidential" and shall be treated by each Party as a trade secret of the other Parties. Upon termination of this Agreement prior to Closing all copies of any and all documents obtained by any Party from any other Party herein, whether or not marked "Confidential", shall be returned to the other Parties forthwith.

9.3                  Public announcements. Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.

Article 10
PROPRIETARY INFORMATION AND
ADDITIONAL OBLIGATIONS OF THE PARTIES HERETO

10.1                Confidential Information. Each Party hereto acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Parties constitutes valuable trade secrets and proprietary confidential information of the other Parties (collectively, the "Confidential Information"). No such Confidential Information shall be published by any Party without the prior written consent of the other Parties hereto, however, such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. Furthermore, each Party hereto undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Parties and to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.

10.2                Impact of breach of confidentiality. The Parties hereto acknowledge that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties hereto, or to either of them, may be irreparable. For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to each of the other Parties that would not be adequately compensated for by monetary award. Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.

10.3                Compliance with applicable laws. The Parties will comply with all Canadian, U.S. and foreign laws, whether federal, provincial or state, applicable to their respective duties hereunder and, in addition, hereby represent and warrant that any information which they may provide to any person or company hereunder will, to the best of their respective knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

10.4                Opinions, reports and advice of the Vendor. The Vendor acknowledge and agree that all written and oral opinions, reports, advice and materials provided by the Vendor to the Purchaser or the Company in connection with purchase and sale contemplated herein are intended solely for the Purchaser's benefit and for the Purchaser's use only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Purchaser. In this regard the Vendor covenant and agree that the Purchaser may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Purchaser's sole and absolute discretion. The Vendor further covenant and agree that no public references to the Purchaser, the Company or the Vendor, or disclosure of the Vendor' role in respect of the Purchaser or the Company, be made by the Vendor without the prior written consent of the Purchaser in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Purchaser, be provided by the Vendor to the Purchaser in advance of publication in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Purchaser and the Company from time to time.

Article 11
ASSIGNMENT AND VARIATIONS

11.1                Assignment. Save and except as provided herein, no Party hereto may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent all of the other Parties hereto.

11.2                Amendment. This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.

11.3                Variation in the terms of this Agreement upon review. It is hereby acknowledged and agreed by each of the Parties hereto that where any variation in the terms and/or conditions of this Agreement is reasonably required by any of the Regulatory Authorities as a condition of their respective Regulatory Approval to any of the terms and conditions of this Agreement, any such reasonable variation, having first been notified to all Parties, will be deemed to be accepted by each of the Parties hereto and form part of the terms and conditions of this Agreement; provided that any such variation does not place more onerous financial, commercial or legal obligations on a Party than those set forth in this Agreement. If any such Party, acting reasonably, deems any such notified variation unreasonable, that Party may, in its sole and absolute discretion, and within a period of not greater than 10 calendar days from its original notification and at its cost, make such further applications or submissions to the relevant Regulatory Authority as it considers necessary in order to seek an amendment to any such variation; provided, however, that the final determination by any such Regulatory Authority to any such application or submission by such objecting Party will be deemed binding upon such Party who must then provide notification to all other Parties as provided for hereinabove.

Article 12
FORCE MAJEURE

12.1                Events. If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, act of terror, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

12.2                Notice. A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure under section "12.1" hereinabove, and upon cessation of such event shall furnish the other Parties with notice of that event together with particulars of the number of days by which such Party considers the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 13
ARBITRATION

13.1                Matters for Arbitration. The Parties hereto agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

13.2                Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10 calendar days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such 10 calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section "13.3" hereinbelow.

13.3                Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within 10 calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within 10 calendar days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award. The arbitrators shall not be bound by the common law rules of evidence, and shall be required to set forth in writing and in detail the reasoning for their award.

13.4                Award. The Parties hereto agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 14
DEFAULT AND TERMINATION

14.1                Default. The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the "Defaulting Party"), the non-defaulting Parties (herein called, collectively, the "Non-Defaulting Party") shall give notice to the Defaulting Party designating such default, and within 21 calendar days after its receipt of such notice, the Defaulting Party shall either:

(a)        cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)        give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

14.2                Arbitration. If arbitration is sought, a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article "13" hereinabove.

14.3                Curing the Default. If:

(a)        the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

(b)        arbitration is not so sought; or

(c)        the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

14.4                Termination. In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be immediately terminated, unless otherwise extended in accordance with section "6.2" hereinabove, in the event that:

(a)        the entire Ratification is not received within five business days of the Execution Date;

(b)        the completion by each of the Purchaser and the Company of a satisfactory Initial Due Diligence review of the other Party's respective businesses and operations within five business days of the prior satisfaction of the Ratification;

(c)        either of the Parties hereto has not either satisfied or waived each of their respective conditions precedent prior to the Subject Removal Date in accordance with the provisions of Article "5" hereinabove;

(d)        either of the Parties hereto has failed to deliver or caused to be delivered any of their respective documents required to be delivered by Articles "5", "6" and "7" hereinabove prior to each of the Subject Removal Date and the Closing Date in accordance with the provisions of Articles "5", "6" and "7";

(e)        the Closing has not occurred on or before December 31, 2007 in accordance with section "6.2" hereinabove; or

(f)        by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Articles "9" and "10" hereinabove.

Article 15
NOTICE

15.1                Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, or 15 calendar days in the case of an addressee with an address for service in a country other than a country in which the Party giving the notice, demand or other communication resides, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

15.2                Change of address. Either Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 16
GENERAL PROVISIONS

16.1                Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement and including, without limitation, the Agreement In Principle.

16.2                Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

16.3                Schedules. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

16.4                Time of the essence. Time will be of the essence of this Agreement.

16.5                Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, other than in their capacity as Escrow Agent hereunder, if applicable, act solely for the Vendor, and, correspondingly, that each of the Purchaser and Dr. Shimon have been required by each of Lang Michener LLP and the Vendor to obtain independent legal advice with respect to their respective reviews and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Vendor and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Purchaser for certain of such persons to act in a similar capacity while acting for the Vendor as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Vendor.

16.6                Applicable law. The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia, Canada, and the federal laws of Canada applicable therein.

16.7                Further assurances. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

16.8                Invalid provisions. If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

16.9                Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

16.10              Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

16.11              Captions. The captions, section numbers, Article numbers and Schedule numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

16.12              Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding the date of execution, will be deemed to bear the Execution Date as set forth on the front page of this Agreement.

16.13              No partnership or agency. The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

16.14              Consents and waivers. No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)        be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)        be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)        constitute a general waiver under this Agreement; or

(d)        eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

                         IN WITNESS WHEREOF each of the Parties hereto has hereunto set its seal by the hand of its duly authorized signatory as of the Execution Date as set forth on the front page of this Agreement.

The COMMON SEAL of MIV THERAPEUTICS, INC., the Vendor herein, was hereunto affixed in the presence of: /s/ "Patrick McGowan" ____________________________________ Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

The COMMON SEAL of SAGAX INC., the Company herein, was hereunto affixed in the presence of: /s/ "D. Shimon" ____________________________________ Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

The COMMON SEAL of SHIMOCO LLC, the Purchaser herein, was hereunto affixed in the presence of: /s/ "D. Shimon" ____________________________________ Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

SIGNED, SEALED and DELIVERED by
DR. DOV SHIMON in the presence of:

          /s/ "Dr. Yuval Shezifi"
____________________________________
Witness Signature

      6 Bnei Brit street, Haifa, Israel
Witness Address

      Dr. Yuval Shezifi, Engineer
Witness Name and Occupation

) ) ) ) ) ) ) ) ) ) ) )	/s/ "D. Shimon ________________________ DR. DOV SHIMON

__________

Schedule A

                         This is Schedule "A" to that certain Share Purchase Agreement as entered into among each of MIV Therapeutics, Inc. (the Vendor), SagaX Inc. (the Company), Shimoco LLC (the Purchaser) and Dr. Dov Shimon.

Purchased Shares, Vendor and Securities

Refer to the materials attached hereto.

__________

Schedule B

                         This is Schedule "B" to that certain Share Purchase Agreement as entered into among each of MIV Therapeutics, Inc. (the Vendor), SagaX Inc. (the Company), Shimoco LLC (the Purchaser) and Dr. Dov Shimon.

Company's Financial Statements

Refer to the materials attached hereto.

__________

Schedule C

                         This is Schedule "C" to that certain Share Purchase Agreement as entered into among each of MIV Therapeutics, Inc. (the Vendor), SagaX Inc. (the Company), Shimoco LLC (the Purchaser) and Dr. Dov Shimon.

Company's Intellectual Property

Refer to the materials attached hereto.

Schedule D

                         This is Schedule "D" to that certain Share Purchase Agreement as entered into among each of MIV Therapeutics, Inc. (the Vendor), SagaX Inc. (the Company), Shimoco LLC (the Purchaser) and Dr. Dov Shimon.

Company's Leases

Refer to the materials attached hereto.

_________

Schedule E

                         This is Schedule "E" to that certain Share Purchase Agreement as entered into among each of MIV Therapeutics, Inc. (the Vendor), SagaX Inc. (the Company), Shimoco LLC (the Purchaser) and Dr. Dov Shimon.

Company's Contracts of Employment

Refer to the materials attached hereto.

__________

Schedule F

                         This is Schedule "F" to that certain Share Purchase Agreement as entered into among each of MIV Therapeutics, Inc. (the Vendor), SagaX Inc. (the Company), Shimoco LLC (the Purchaser) and Dr. Dov Shimon.

Company's Material Contracts

Refer to the materials attached hereto.

_________

Schedule G

                         This is Schedule "G" to that certain Share Purchase Agreement as entered into among each of MIV Therapeutics, Inc. (the Vendor), SagaX Inc. (the Company), Shimoco LLC (the Purchaser) and Dr. Dov Shimon.

Company's List of Bank Accounts etc.

Refer to the materials attached hereto.

__________

Exhibit

                         This is the Exhibit to that certain Share Purchase Agreement as entered into among each of MIV Therapeutics, Inc. (the Vendor), SagaX Inc. (the Company), Shimoco LLC (the Purchaser) and Dr. Dov Shimon.

Form of Purchaser's Counsel's Opinion

Refer to the materials attached hereto.

__________

End of Share Purchase Agreement

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